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                                                                     Exhibit 1.1

                           Host Marriott Corporation
                            (a Maryland corporation)

                               18,200,000 Shares
                                  Common Stock
                                ($.01 par value)
                             Underwriting Agreement

                                                              New York, New York
                                                                    May 29, 2001

Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

          The persons named in Schedule II hereto (the "Selling Stockholders") propose to sell to Salomon Smith Barney Inc. (the "Underwriter") 18,200,000 shares of Common Stock, $.01 par value ("Common Stock") of Host Marriott Corporation, a corporation organized under the laws of Maryland (the "Company") (said shares to be sold by the Selling Stockholders being hereinafter called the "Securities"). To the extent that there is not more than one Selling Stockholder named in Schedule II, the term Selling Stockholder shall mean either the singular or plural. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of such Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference. All references to any subsidiary or subsidiaries of the Company shall be deemed to include, without limitation, Host Marriott, L.P., a Delaware limited partnership (the "Operating Partnership") and the Non-Controlled Subsidiaries. Certain terms used herein are defined in Section 16 hereof.
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     1.   Representations and Warranties.
          ------------------------------

     (a) The Company and the Operating Partnership, jointly and severally, represent and warrant to, and agree with, the Underwriter and each of the Selling Stockholders as set forth below in this Section 1.

          (i) The Company has prepared and filed with the Commission a registration statement (333-78091) on Form S-3, including a related preliminary prospectus, for registration under the Securities Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, if any, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: either (1) prior to the Effective Date of such registration statement, a further amendment to such registration statement, (including the form of final prospectus) or (2) after the Effective Date of such registration statement, a final prospectus in accordance with Rules 430A and 424(b). In the case of clause (2), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Securities Act and the rules thereunder to be included in such registration statement and the Prospectus. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Underwriter shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus, if any) as the Company has advised you, prior to the Execution Time, will be included or made therein.

          (ii) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Securities Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Operating Partnership make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

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          (iii) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Maryland, has the corporate power and authority to own and lease its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (iv) Each subsidiary of the Company has been duly organized, is validly existing as a corporation, limited or general partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, has power and authority to own and lease its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued and outstanding capital stock, partnership interests, limited liability company interests or other ownership interests, as the case may be (collectively, "Ownership Interests"), of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and (except for general partnership interests) non-assessable; approximately 86% (before giving effect to the transactions contemplated hereby) of the outstanding partnership interests in the Operating Partnership are owned directly by the Company and all of the Company's Ownership Interests in each of the Company's other subsidiaries are owned directly or indirectly by the Company, in each case free and clear of all liens, encumbrances, claims or equities except for liens created by the Pledge Agreement dated as of August 5, 1998, as amended (the "Pledge Agreement") entered into by the Company and certain of its subsidiaries in favor of Bankers Trust Company, as collateral agent; the Company is the sole general partner of the Operating Partnership and owns, directly, all of the outstanding general partnership interests in the Operating Partnership.

          (v) This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

          (vi) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus; and the outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid and non-assessable and none of such shares was issued in violation of any preemptive or similar rights.

          (vii) The Securities have been duly authorized and, when issued and delivered to the Selling Stockholders at or prior to the Closing Date and at the Closing Date, will be validly issued, fully paid and non-assessable, and the issuance of the Securities will not be subject to any preemptive or similar rights.

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          (viii) The execution and delivery by the Company and the Operating
     Partnership of, and the performance by the Company and the Operating Partnership of their respective obligations under, this Agreement will not
     (A) result in a violation of any provision of the charter or bylaws of the Company or the limited partnership agreement or certificate of limited partnership of the Operating Partnership, (B) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, (C) result in a violation of any law, statute, rule or regulation which is applicable to the Company or any of its subsidiaries or (D) result in a violation of any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company or the Operating Partnership of their respective obligations under this Agreement, except
     (x) such as may be required by the securities or Blue Sky laws of the various states and any foreign jurisdictions in connection with the offer and sale of the Securities, (y) such as have been obtained under the Securities Act and are in full force and effect and (z) such as are required under the Exchange Act in connection with the listing of the Securities on the NYSE.

          (ix) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

          (x) There are no legal or governmental proceedings pending or, to the knowledge of the Company and the Operating Partnership, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (xi) Each preliminary prospectus, if any, filed pursuant to Rule 424 under the Securities Act complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          (xii) Neither the Company nor the Operating Partnership is and, after giving effect to the issuance of the Securities, neither the Company nor the Operating Partnership will be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (xiii) The Company and its subsidiaries and, to the knowledge of the Company and the Operating Partnership in the case of properties leased by the Company or any of its subsidiaries as lessors, the lessees of such properties (i) are in compliance with any

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     and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (xiv) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (xv) There are no contracts, agreements or understandings between the Company or any of its subsidiaries, on the one hand, and any person, on the other hand, granting such person the right (i) to require the Company or any of its subsidiaries to file a registration statement under the Securities Act with respect to any securities of the Company or any of its subsidiaries, except for the Registration Rights Agreement dated as of December 30, 1998 among the Company and those entities specified on
     Schedule 1 to the Contribution Agreement dated as of April 16, 1998 or (ii) to require the Company or any of its subsidiaries to include such securities with the Securities registered pursuant to the Registration Statement or in the offering contemplated by the Prospectus.

          (xvi) The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

          (xvii) The Company and its subsidiaries have good and marketable title in fee simple to all land underlying the Company's hotel properties described in the Prospectus as owned by them and good and marketable title to all improvements thereon and to all personal property owned by them, in each case which is material to the business of the Company and its subsidiaries and in each case free and clear of all liens, encumbrances, claims, equities, mortgages, security interests or pledges (each, a "Lien"), except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; any real property, buildings and other improvements held under a lease by the Company or any of its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Prospectus; all of the leases pursuant to which the Company or any of its subsidiaries, as lessor, leases to a subsidiary of HMT Lessee or a third party (each, a "Lessee") any hotels

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     or other real or personal property, buildings or other improvements are in full force and effect; all of the management agreements and similar agreements pursuant to which the Company, any of its subsidiaries or, to the best knowledge of the Company and the Operating Partnership, any of the Lessees has contracted with a third party to manage or operate any of the hotels or other properties owned or leased, as lessee, by the Company or any of its subsidiaries are in full force and effect; all franchise agreements between the Company or any of its subsidiaries or, to the best knowledge of the Company and the Operating Partnership, any of the Lessees, on the one hand, and Marriott International, Inc., a Delaware corporation ("Marriott International"), or any other hotel operating or management company (each, a "Manager"), on the other hand, are in full force and effect; and the Company and its subsidiaries have complied with all of their respective obligations and agreements under the leases, management and similar agreements and franchise agreements referred to above and, to the best knowledge of the Company and the Operating Partnership, no default by any other party to any of such leases, management or similar agreements or franchise agreements has occurred and is continuing which, individually or in the aggregate, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (xviii) The merger (the "Merger") of Host Marriott Corporation, a Delaware corporation ("Host Delaware"), with and into the Company, with the Company as the surviving corporation, qualified as a reorganization under
     Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

          (xix) The Company is organized in conformity with the requirements for qualification and taxation as a "real estate investment trust" under the Code and the Company's intended method of operation will enable it to meet the requirements for qualification and taxation as a "real estate investment trust" under the Code for its 2000 tax year and thereafter.

          (xx) From and after December 28, 1998, the first date that the Operating Partnership had two or more partners for federal income tax purposes, the Operating Partnership at all times has been and will be qualified as a partnership for federal income tax purposes and the Operating Partnership has not and will not be treated as a publicly traded partnership taxable as a corporation.

          (xxi) With respect to its taxable years ended December 31, 1999 and December 31, 2000, the Company has not been treated as owning voting securities of the Non-Controlled Subsidiaries within the meaning of Section 856(c)(4)(B) of the Code. Effective January 1, 2001, each Non-Controlled Subsidiary has qualified and, together with the Company, has elected, to be treated as a "taxable REIT subsidiary" as described in Section 856(l) of the Code.

          (xxii) All real estate leases which the Operating Partnership owns, or in which the Operating Partnership has an interest, as a lessor or sub-lessor, including the Harbor Beach Resort Lease, will be treated as true leases for federal income tax purposes.

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          (xxiii) The Company is eligible to use Form S-3 under the Securities
     Act, and also meets the requirements for use of Form S-3 as in effect immediately prior to October 21, 1992.

          (xxiv) The Securities do not constitute 20% or more of the total voting power of the outstanding shares of the Company's "Voting Stock" as defined in the Distribution Agreement dated as of September 15, 1993, as amended (the "Distribution Agreement"), between the Company, as successor to Marriott Corporation, a Delaware corporation, and Marriott International. Marriott International does not and will not have any right to acquire any Common Stock pursuant to the Distribution Agreement or otherwise, and no notice to or consent, approval or waiver of Marriott International is required for the issuance and the sale of the Securities as contemplated hereby.

          Any certificate signed by any officer of the Company or the Operating Partnership and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Securities shall be deemed a representation and warranty by the Company and the Operating Partnership, as to matters covered thereby, to the Underwriter.

     (b) Each Selling Stockholder represents and warrants to, and agrees with, the Underwriter and the Company that:

          (i) On the Closing Date, such Selling Stockholder will be the record and a beneficial owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims; such Selling Stockholder has full partnership or corporate power, right and authority to sell such Securities and, assuming that the Underwriter acquires its interest in the Securities it has purchased from such Selling Stockholder without notice of any adverse claim within the meaning of Section 8-105 of the UCC and, assuming further that the transfer agent for the Company's Common Stock properly performs the instructions provided by the Selling Stockholders and delivers the Securities by book-entry transfer to the Underwriter, the Underwriter, upon payment for and delivery of such Securities in accordance with this Agreement, will acquire all of the rights of such Selling Stockholder in the Securities and will also acquire their interest in such Securities free of any adverse claim (within the meaning of Section 8-102(a)(1) of the UCC), and will acquire a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) with respect to such Securities, and no action based on an adverse claim (within the meaning of Section 8-102(a)(1) of the UCC) may be asserted against the Underwriter with respect to such Securities.

          (ii) Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (iii) No consent, approval, authorization or order of any court or governmental agency or body ("Approval") is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except for registration of the Securities under the Securities Act and such Approvals as may be required under the blue

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     sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained.

          (iv) Neither the sale of the Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder nor the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under (A) any law or the constituting documents of such Selling Stockholder or (B) the terms of any indenture or other agreement or instrument to which such Selling Stockholder or any of its subsidiaries is a party or bound, or (C) any judgment, order or decree applicable to such Selling Stockholder or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder or any of its subsidiaries which, with respect to (B) or (C) above, would have a material adverse effect on such Selling Stockholder or any of its subsidiaries.

          (v) Solely in respect of any statements in or omissions from the Registration Statement or the Prospectus or any supplements thereto made in reliance upon and in conformity with information furnished in writing to the Company by any Selling Stockholder specifically for use in connection with the preparation thereof, such Selling Stockholder hereby makes the same representations and warranties to the Underwriter as the Company makes to the Underwriter under paragraph (a)(ii) of this Section.

     Any certificate signed by any officer of any Selling Stockholder and delivered to the Underwriter in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to the Underwriter.

     2.   Purchase and Sale.
          -----------------

     Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholders agree, severally and not jointly, to sell to the Underwriter, and the Underwriter agrees to purchase from the Selling Stockholders, at a purchase price of $13.00 per share, the amount of the Securities set forth opposite the Underwriter's name in Schedule I hereto.

     3.   Delivery and Payment.  Delivery of and payment for the Securities
          --------------------
shall be made at 10:00 AM, New York City time, on June 4, 2001, or at such time on such later date not more than three Business Days after the foregoing date as the Underwriter shall designate, which date and time may be postponed only by written agreement among the Underwriter, the Company and the Selling Stockholders (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Underwriter against payment by the Underwriter of the respective aggregate purchase prices of the Securities being sold by each of the Selling Stockholders to or upon the order of the Selling Stockholders by wire transfer payable in same-day funds to the accounts specified by the Selling Stockholders. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Underwriter shall otherwise instruct.

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     Each Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the Underwriter of the Securities to be purchased by them from such Selling Stockholder and the Underwriter will pay any additional stock transfer taxes involved in further transfers.

     4.   Offering by the Underwriter.  It is understood that the Underwriter
          ---------------------------
proposes to offer the Securities for sale to the public as set forth in the Prospectus.

     5.   Agreements.
          ----------

     (a)  The Company agrees with the Underwriter that:

          (i) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriter of such timely filing. The Company will promptly advise the Underwriter (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

          (ii) If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the

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     Securities Act or the Exchange Act or the respective rules thereunder, the
     Company promptly will (1) notify the Underwriter of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph
     (a)(i) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

          (iii) As soon as practicable, the Company will make generally available to its security holders and to the Underwriter an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

          (iv) The Company will furnish to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Underwriter or any dealer may be required by the Securities Act, as many copies of each Preliminary Prospectus, if any, and the Prospectus and any supplement thereto as the Underwriter may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

          (v) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Underwriter may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business or subject itself to taxation in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

          (vi) The Company will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of Common Stock (other than the Securities sold to the Underwriters under this Agreement) or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock, or publicly announce an intention to effect any such transaction, for a period of 30 days after the date of this Agreement; provided, however, that (A) the Company may (I) issue Common Stock pursuant to any employee stock option plan, stock ownership plan, dividend reinvestment plan or other employee benefit plan of the Company in effect at the Execution Time, (II) issue Common Stock issuable upon the conversion of convertible securities or the

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

     exercise of warrants outstanding at the Execution Time, (III) issue Common Stock in satisfaction of a redemption right of any holder of preferred or common units of the Operating Partnership (or in satisfaction of a conversion or exchange right of any holder of any equity interest in any entity in which the Company or an affiliate of the Company also holds an equity interest), (IV) issue Common Stock, or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock, in transactions exempt from registration under the Securities Act (or publicly announce an intention to effect any such transaction), (V) issue Common Stock, or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock, in connection with mergers, asset acquisitions or other business combination transactions (or publicly announce an intention to effect any such transaction), or (VI) issue up to $50 million of the Company's cumulative redeemable preferred stock, (B) the Operating Partnership may issue preferred or common units of the Operating Partnership, and (C) any officer or director of the Company, or any of their respective affiliates (other than the Company and its subsidiaries), may offer, sell, contract to sell, pledge or otherwise dispose of Common Stock, or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock.

          (vii) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

     (b) Each Selling Stockholder agrees with the Underwriter and, with respect only to (ii) and (iii) below, the Company that:

            (i) Such Selling Stockholder will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Selling Stockholder or any affiliate of the Selling Stockholder or any person in privity with the Selling Stockholder or any affiliate of the Selling Stockholder), directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 30 days after the date of this Agreement, provided that nothing contained herein shall prohibit the Selling Stockholders and their direct and indirect partners from distributing Units of the Operating Partnership redeemable for Common Stock to their direct and indirect partners who agree to be bound by the terms of this Section 5(b)(i).

            (ii) Such Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

            (iii) Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by the Underwriter or any dealer may be required under the Securities Act, of any change in information in the Registration Statement or the Prospectus relating to such Selling Stockholder.

     6.   Conditions to the Obligations of the Underwriter.  The obligations
          ------------------------------------------------
of the Underwriter to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company, the Operating Partnership and the Selling Stockholders contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company, the Operating Partnership and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company, the Operating Partnership and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

          (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Underwriter agrees in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) The Company shall have requested and caused David Reichmann, Assistant General Counsel and Assistant Secretary of the Company, to have furnished to the Underwriter his opinion, dated the Closing Date and addressed to the Underwriter, to the effect that:

               (i) the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

               (ii) each subsidiary of the Company has been duly organized, is validly existing as a corporation, limited or general partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, has the power and authority to own and lease its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                 (iii) the outstanding shares of the Company's Common Stock (including the Securities) and preferred stock have been duly authorized and validly issued and are fully paid and non-assessable and none of such shares was issued in violation of any preemptive or similar rights;

                 (iv) the outstanding Ownership Interests in each subsidiary have been duly authorized and validly issued, are fully paid and (except for general partnership interests) non-assessable; all of the outstanding limited partnership interests in the Operating Partnership are owned (except as otherwise set forth in the Prospectus) directly by the Company, all of the outstanding general partnership interests in the Operating Partnership are owned directly by the Company, and all of the Company's Ownership Interests in each of the other subsidiaries are owned directly or indirectly by the Company, in each case free and clear of all liens, encumbrances, equities or claims, except for liens created by the Pledge Agreement;

                 (v) this Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership;

                 (vi) the execution and delivery by the Company and the Operating Partnership of, and the performance by the Company and the Operating Partnership of their respective obligations under, this Agreement will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, the Credit Agreement, any Senior Note Document or, to the best of such counsel's knowledge, any other agreement or instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (B) result in a breach or violation of or default under any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries; and no consent, approval, authorization or order of, or qualification with, any Maryland or Delaware governmental body or agency having jurisdiction over the Company or the Operating Partnership is required under the laws of the State of Maryland or the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act") for the offering, issuance or sale of the Securities as contemplated by this Agreement, except such as may be required by Maryland securities laws;

                 (vii) the statements (A) in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (the "2000 10-K") under the captions "Business and Properties--Environmental and Regulatory Matters," "Business and Properties--The Management Agreements," "Business and Properties--Non-competition Agreements," "Legal Proceedings," and (B) in the Company's Proxy Statement dated April 12, 2001 under the caption "Certain Relationships and Related Transactions," in each case insofar as such statements constitute summaries of legal matters, documents or proceedings, are accurate in all material respects;

                 (viii) to the best of such counsel's knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and that are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                 (ix) the Company and its subsidiaries (A) are in compliance with any and all applicable Environmental Laws, (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; and

                 (x) each document filed pursuant to the Exchange Act and incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act (except for financial statements and schedules and other financial and statistical data, as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder. In passing upon compliance as to form of such documents, such counsel may assume that the statements made and incorporated by reference therein are correct and complete.

          (c) The Company shall have requested and caused Hogan & Hartson L.L.P., counsel for the Company and the Operating Partnership, to have furnished to the Underwriter their opinion, dated the Closing Date and addressed to the Underwriter, to the effect as set forth in Schedule III.

          (d) In addition to the opinion set forth above in Section 6(b), David Reichmann, will also state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and representatives of the Underwriter, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel may state that such counsel is not passing upon, and does not assume any responsibility for the accuracy, completeness or fairness of, the statements contained or incorporated by reference in the Registration Statement and the Prospectus and such counsel has not made any independent check or verification thereof (except as set forth in Section 6(b)(vii)), during the course of such participation, no facts came to such counsel's attention that have caused such counsel to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of May 29, 2001 or as of the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such counsel may state that they express no belief with respect to the financial statements, schedules and other financial and statistical data included or incorporated by reference in or omitted from the Registration Statement or the Prospectus.

          The opinions of David Reichmann and Hogan & Hartson L.L.P. described in Sections 6(b) and 6(c) above shall state, solely in the case of those opinions of counsel which refer to subsidiaries of the Company, that all references in such opinions to "subsidiaries" of the Company include, without limitation, the Operating Partnership and the Non-Controlled Subsidiaries. In addition, the opinion of David Reichmann shall state that it covers matters arising under the laws of the State of Maryland, the general corporation law of the State of Delaware (the "DGCL"), the Partnership Act, the Delaware Limited Liability Company Act and the federal laws of the United States, and shall further state that, to the extent that the opinion set forth in Section 6(b)(vi) relates to any instrument or agreement which is governed by the laws of any jurisdiction other than the State of Maryland, such counsel has assumed that the laws of such other jurisdiction are in all relevant respects identical to the laws of the State of Maryland; the opinion of Hogan & Hartson L.L.P. shall state that it covers matters arising under the laws of the State of Maryland, the Partnership Act and the federal laws of the United States.

          (e) The Selling Stockholders shall have requested and caused Simpson Thacher & Bartlett, counsel for the Selling Stockholders, to have furnished to the Underwriter their opinion, dated the Closing Date and addressed to the Underwriter, to the effect that:

            (i) Each Selling Stockholder is the sole registered owner of the Securities to be sold by such Selling Stockholder; each Selling Stockholder has full partnership or corporate power, right and authority to sell such Securities and upon payment for and delivery of the Securities in accordance with this Agreement, the Underwriter will acquire a security entitlement (within the meaning of the UCC) with respect to the Securities and will also acquire their interest in the Securities free of any adverse claim (within the meaning of the UCC), assuming that the Underwriter does not have notice of any adverse claim (within the meaning of the UCC) to the Securities and assuming further that the transfer agent for the Company's Common Stock properly performs the instructions provided by the Selling Stockholders and delivers the Securities by book-entry transfer to the Underwriter.

            (ii) This Agreement has been duly authorized, executed and delivered by or on behalf of each Selling Stockholder.

            (iii) The sale of the Securities by the Selling Stockholders and the compliance by the Selling Stockholders with all of the provisions of this Agreement will not breach or result in a default under any indenture or other agreement or instrument identified on a schedule annexed to such opinion furnished to such counsel by the Selling Stockholders and which each Selling Stockholder has represented lists all material instruments to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action violate the constituting documents of any Selling Stockholder or any Federal or New York statute or the Delaware General Corporation Law or the Delaware Revised Uniform Limited Partnership Act or any rule or regulation issued pursuant to any Federal or New York statute or the Delaware General Corporation Law or the Delaware Revised Uniform Limited Partnership Act or any order known to such counsel issued pursuant to any Federal or New York statute or the Delaware General Corporation Law or the Delaware Revised Uniform Limited Partnership Act by any court or governmental agency or body or court having jurisdiction over any Selling Stockholder or any of its properties.

            (iv) No consent, approval, authorization, order, registration or qualification of or with any Federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or the Delaware Revised Uniform Limited Partnership Act or, to our knowledge, any Federal or New York court or any Delaware court acting pursuant to the Delaware General Corporation Law or the Delaware Revised Uniform Limited Partnership Act is required for the sale of the Securities by the Selling Stockholders and the compliance by the Selling Stockholders with all of the provisions of this Agreement, except for the registration under the Securities Act of the Securities, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriter.

            (f) The Underwriter shall have received from Sidley Austin Brown & Wood LLP, counsel for the Underwriter, such opinion or opinions, dated the Closing Date and addressed to the Underwriter, with respect to the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Underwriter may reasonably require, and the Company and each Selling Stockholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

            (g) The Company shall have furnished to the Underwriter and to the Selling Stockholders a certificate of the Company, signed by an executive officer and the principal financial or accounting officer of the Company, in their capacity as executive officers of the Company and in their capacity as executive officers of the general partner of the Operating Partnership, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

                 (i) the representations and warranties of the Company and the Operating Partnership in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company and the Operating Partnership have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date;

                 (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                 (iii) since the date of the most recent financial statements included or incorporated by reference in the Prospectus (exclusive of any supplement thereto subsequent to the date of this Agreement), no material adverse change has occurred, nor has any development involving a prospective material adverse change occurred, in the condition (financial or otherwise), or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto subsequent to the date hereof).

          (h) Each Selling Stockholder shall have furnished to the Underwriter and the Company a certificate, signed by an executive officer or general partner of such Selling Stockholder, dated the Closing Date, to the effect that the representations and warranties of such Selling Stockholder in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date.

          (i) The Company shall have requested and caused Arthur Andersen LLP to have furnished to the Underwriter, at the Closing Date a letter, dated as of the Closing Date, in form and substance satisfactory to the Underwriter, confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and containing statements and information of the type ordinarily included in an accountant's "comfort letter" to underwriters with respect to the financial statements of the Company, CCHP I Corporation, CCHP II Corporation, CCHP III Corporation and CCHP IV Corporation and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus.

          (j) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof subsequent to the date hereof) and the Prospectus (exclusive of any supplement thereto subsequent to the date hereof), there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto subsequent to the date hereof), the effect of which, in any case referred to above, is, in the sole judgment of the Underwriter, so material and adverse as to make it impractical to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof subsequent to the date hereof) and the Prospectus (exclusive of any supplement thereto subsequent to the date hereof).

          (k) Prior to the Closing Date, the Company and the Selling Stockholders shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably request.

          (l) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

          (m) The Securities shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Underwriter.

          (n) At the Execution Time, the Selling Stockholders shall have furnished to the Underwriter a letter substantially in the form of Exhibit A hereto from Peter G. Peterson, Stephen A. Schwarzman, James J. Mossman, Thomas J. Saylak, Kenneth C. Whitney, Jonathan D. Gray, John Z. Kukral, Gary M. Sumers, Michael A. Puglisi, RTZ Management Corp., CRE/RE L.L.C. and BRE/Ceriale L.L.C. addressed to the Underwriter.

     If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to the Company and each Selling Stockholder in writing or by telephone or facsimile confirmed in writing.

     The documents required to be delivered by this Section 6 shall be delivered at the office of Sidley Austin Brown & Wood LLP, counsel for the Underwriter, at 555 California Street, Suite 5000, San Francisco, CA 94104-1715, on the Closing Date or such other location or date as the Company, the Selling Stockholders and the Underwriter may agree.

     7.   Reimbursement of Underwriter's Expenses. If the sale of the Securities
          ---------------------------------------
provided for herein is not consummated because any condition to the obligations of the Underwriter set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company or any Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriter, the Company or the

Selling Stockholders, as the case may be, will reimburse the Underwriter on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by the Underwriter in connection with the proposed purchase and sale of the Securities. If the Company is required to make any payments to the Underwriter under this Section 7 because of any Selling Stockholder's refusal, inability or failure to satisfy any condition to the obligations of the Underwriter set forth in Section 6, the Selling Stockholders pro rata in proportion to the percentage of Securities to be sold by each shall reimburse the Company on demand for all amounts so paid.

          8.   Indemnification and Contribution.
               --------------------------------

          (a) The Company and the Operating Partnership jointly and severally agree to indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter and each person who controls the Underwriter within the meaning of either the Securities Act or the Exchange Act and each of the Selling Stockholders, the directors, officers, employees and agents of each Selling Stockholder and each person who controls each Selling Stockholder within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Operating Partnership will not be liable to the Underwriter or the Selling Stockholders, the directors, officers, employees and agents of the Underwriter or the Selling Stockholders and each person who controls the Underwriter or the Selling Stockholders within the meaning of either the Securities Act or the Exchange Act in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein; and provided, further, however, that the Company and the Operating Partnership will not be liable to the Selling Stockholders, the directors, officers, employees and agents of the Selling Stockholders and each person who controls the Selling Stockholders within the meaning of either the Securities Act or the Exchange Act in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Selling Stockholders specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company or the Operating Partnership may otherwise have.

          (b) Each Selling Stockholder severally agrees to indemnify and hold harmless the Company, the Operating Partnership, each of their directors, each of their officers who signs the Registration Statement, the Underwriter, the directors, officers, employees and agents of the Underwriter and each person who controls the Company or the Underwriter within the meaning of either the Securities Act or the Exchange Act and each other Selling Stockholder, if any, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with respect to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion in the documents referred to in paragraph (a) of this section. This indemnity agreement will be in addition to any liability which any Selling Stockholder may otherwise have. The Company, the Operating Partnership and the Underwriter acknowledge that the information concerning each of the Selling Stockholders included in the table under the heading "Selling Shareholders" constitutes the only information furnished in writing by or on behalf of each such Selling Stockholder for inclusion in the Prospectus.

          (c) The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, the Operating Partnership and each person who controls the Company or the Operating Partnership within the meaning of either the Securities Act or the Exchange Act and each Selling Stockholder, the directors, officers, employees and agents of each Selling Stockholder and each person who controls each Selling Stockholder within the meaning of either the Securities Act or the Exchange Act to the same extent as the foregoing indemnity to the Underwriter, but only with reference to written information relating to the Underwriter furnished to the Company by the Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have. The Company, the Operating Partnership and each Selling Stockholder acknowledge that the statements set forth in the last two paragraphs of the cover page regarding delivery of the Securities and the $.05 commission from all investors and, under the heading "Underwriting" or "Plan of Distribution," (i) the sentences related to concessions and reallowances and (ii) the paragraphs related to stabilization, syndicate covering transactions, penalty bids and the $.05 commissions from all investors in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in any Preliminary Prospectus or the Prospectus.

          (d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified
--------  -------
party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel (and local counsel, if necessary), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (e)  In the event that the indemnity provided in paragraph (a), (b) or
(c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Operating Partnership, jointly and severally, the Selling Stockholders and the Underwriter agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, the Operating Partnership, one or more of the Selling Stockholders and the Underwriter may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, by the Selling Stockholders and by the Underwriter from the offering of the Securities; provided, however, that in no case shall the Underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by the Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Operating Partnership, jointly and severally, the Selling Stockholders and the Underwriter shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Operating Partnership, of the Selling Stockholders and of the Underwriter in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Operating Partnership and by the Selling Stockholders, on the one hand, shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Underwriter, on the other hand, shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Operating Partnership or the Selling Stockholders on the one hand or the Underwriter on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Operating Partnership, the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls the Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of the Underwriter shall have the same rights to contribution as the Underwriter, and each person who controls the Company or the Operating Partnership within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company and each partner of the Operating Partnership shall have the same rights to contribution as the Company and the Operating Partnership, subject in each case to the applicable terms and conditions of this paragraph (e).

          9.  Termination. This Agreement shall be subject to termination in the
              -----------
absolute discretion of the Underwriter, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time
(i) trading in the Company's Common Stock shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriter, impractical to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto subsequent to the date hereof).

          10. Representations and Indemnities to Survive. The respective
              ------------------------------------------
agreements, representations, warranties, indemnities and other statements of the Company, the Operating Partnership or any of their officers, of each Selling Stockholder and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, any Selling Stockholder, the Company or the Operating Partnership or any of the officers, directors, partners, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

          11. Notices. All communications hereunder will be in writing and
              -------
effective only on receipt, and, if sent to the Underwriter, will be mailed, delivered or telefaxed to the Salomon Smith Barney Inc. Attention: General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Salomon Smith Barney Inc., at 388 Greenwich Street, New York, New York, 10013,
Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to Host Marriott Corporation (fax no.: (301) 380-6332) and confirmed to it at 10400 Fernwood Road, Bethesda, Maryland, 20817-1109, attention of the Legal Department; or if sent to any Selling Stockholder, will be mailed, delivered or telefaxed and confirmed to it at the address set forth in Schedule II hereto with a copy mailed, delivered or telefaxed and confirmed to Messrs. John Lobrano and Greg Ressa at Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, facsimile number (212) 455-2502, confirmation (212) 455-2500.

          12.  Successors. This Agreement will inure to the benefit of and be
               ----------
binding upon the parties hereto and their respective successors and the officers, directors, partners, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

          13.  Applicable Law. This Agreement will be governed by and construed
               --------------
in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

          14.  Counterparts. This Agreement may be signed in one or more
               ------------
counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

          15.  Headings. The section headings used herein are for convenience
               --------
only and shall not affect the construction hereof.

          16.  Definitions. The terms which follow, when used in this Agreement,
               -----------
shall have the meanings indicated.

               "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

               "Commission" shall mean the Securities and Exchange Commission.

               "Credit Agreement" shall mean the Amended and Restated Credit Agreement dated as of August 5, 1998 among the Company, as successor by merger to Host Marriott Corporation, a Delaware corporation, the Operating Partnership, the lenders party thereto, Wells Fargo Bank, National Association, The Bank of Nova Scotia and Credit Lyonnais New York Branch, as co-arrangers, and Bankers Trust Company, as arranger and administrative agent, as amended, together with all promissory notes, guarantees, guaranty agreements and pledge or other security agreements entered into by the Company, the Operating Partnership or any of their respective subsidiaries in connection with any of the foregoing, in each case as the same may have been or may be amended or supplemented from time to time.

               "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

          "Harbor Beach Resort Lease" shall mean the lease of the Marriott Harbor Beach Resort from Lauderdale Beach Association to Marriott Hotel Services, Inc.

          "HMT Lessee" shall mean HMT Lessee LLC, a Delaware limited liability company.

          "Non-Controlled Subsidiaries" shall mean Rockledge Hotel Properties, Inc. and Fernwood Hotel Assets, Inc.

          "NYSE" shall mean the New York Stock Exchange.

          "Preliminary Prospectus" shall mean any preliminary prospectus referred to in paragraph 1(a)(i) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

          "Prospectus" shall mean the base prospectus, dated July 2, 1999, and the prospectus supplement dated May 29, 2001 relating to the Securities that is filed pursuant to Rule 424(b).

          "Registration Statement" shall mean the registration statement referred to in paragraph 1(i)(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

          "Rule 424," "Rule 430A" and "Rule 462" refer to such rules under the Securities Act.

          "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

          "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in
     Section 1(a) hereof.

          "Securities Act" and "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Senior Note Documents" shall mean, collectively, the 7 7/8% Series A Senior Notes due 2005, the 7 7/8% Series B Senior Notes due 2008, the 8.45% Series C Senior Notes due 2008, the 8 3/8% Series E Senior Notes due 2006, the 9 1/4% Series F Senior

     Notes due 2007 and the 9 1/4% Series G Senior Notes Due 2007 of the Operating Partnership, the Amended and Restated Indenture dated as of August 5, 1998 among the Operating Partnership, as successor by merger to HMH Properties, Inc., a Delaware corporation, the guarantors and subsidiary guarantors named therein, and Marine Midland Bank, as trustee, pursuant to which the foregoing notes were issued, and all guarantees, guaranty agreements and pledge or other security agreements entered into by the Company, the Operating Partnership or any of their respective subsidiaries in connection with any of the foregoing, in each case as the same may have been or may be amended or supplemented from time to time.

          "UCC" shall mean the New York Uniform Commercial Code.

                            [SIGNATURE PAGE FOLLOWS]

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholders and the Underwriter.

                                        Very truly yours,

                                        HOST MARRIOTT CORPORATION

                                        By: /s/ Robert E. Parsons, Jr.
                                            -----------------------------
                                            Name:  Robert E. Parsons, Jr.
                                            Title: Exec. Vice President

                                        HOST MARRIOTT, L.P.

                                        By: Host Marriott Corporation,
                                            its General Partner

                                        By: /s/ Robert E. Parsons, Jr.
                                            ------------------------------------
                                            Name:  Robert E. Parsons, Jr.
                                            Title: Exec. Vice President

                                        BLACKSTONE REAL ESTATE PARTNERS I
                                        L.P., a Delaware limited partnership

                                        By: Blackstone Real Estate Associates
                                            L.P., a Delaware limited
                                            partnership, its general partner

                                            By: BREA L.L.C., a Delaware limited
                                                liability company, its general
                                                partner

                                            By: /s/ Jonathan D. Gray
                                                --------------------------------
                                                Name:  Jonathan D. Gray
                                                Title: Managing Director

                                        BLACKSTONE REAL ESTATE PARTNERS
                                        TWO L.P., a Delaware limited partnership

                                        By: Blackstone Real Estate Associates
                                            L.P., a Delaware limited
                                            partnership, its general partner

                                            By: BREA L.L.C., a Delaware limited
                                                liability company, its general
                                                partner

                                            By: /s/ Jonathan D. Gray
                                                --------------------------------
                                                Name:  Jonathan D. Gray
                                                Title: Managing Director

                                        BLACKSTONE REAL ESTATE PARTNERS THREE
                                        L.P., a Delaware limited partnership

                                        By: Blackstone Real Estate Associates
                                            L.P., a Delaware limited
                                            partnership, its general partner

                                            By: BREA L.L.C., a Delaware limited
                                                liability company, its general
                                                partner

                                            By: /s/ Jonathan D. Gray
                                                --------------------------------
                                                Name:  Jonathan D. Gray
                                                Title: Managing Director

                                        BLACKSTONE REAL ESTATE PARTNERS IV L.P., a Delaware limited partnership

                                        By: Blackstone Real Estate Associates
                                            L.P., a Delaware limited
                                            partnership, its general partner

                                            By: BREA L.L.C., a Delaware limited
                                                liability company, its general
                                                partner

                                            By: /s/ Jonathan D. Gray
                                                --------------------------------
                                                Name:  Jonathan D. Gray
                                                Title: Managing Director

                                        BLACKSTONE RE CAPITAL PARTNERS L.P., a
                                        Delaware limited partnership

                                        By: Blackstone Real Estate Associates
                                            L.P., a Delaware limited
                                            partnership, its general partner

                                            By: BREA L.L.C., a Delaware limited
                                                liability company, its general
                                                partner

                                            By: /s/ Jonathan D. Gray
                                                --------------------------------
                                                Name:  Jonathan D. Gray
                                                Title: Managing Director

                                        BLACKSTONE RE CAPITAL PARTNERS II L.P.,
                                        a Delaware limited partnership

                                        By: Blackstone Real Estate Associates
                                            L.P., a Delaware limited
                                            partnership, its general partner

                                            By: BREA L.L.C., a Delaware limited
                                                liability company, its general
                                                partner

                                            By: /s/ Jonathan D. Gray
                                                --------------------------------
                                                Name:  Jonathan D. Gray
                                                Title: Managing Director

                                        BLACKSTONE RE OFFSHORE CAPITAL PARTNERS
                                        L.P., a Delaware limited partnership

                                        By: Blackstone Real Estate Associates
                                            L.P., a Delaware limited
                                            partnership, its general partner

                                            By: BREA L.L.C., a Delaware limited
                                                liability company, its general
                                                partner

                                            By: /s/ Jonathan D. Gray
                                                -------------------------------
                                                Name:  Jonathan D. Gray
                                                Title: Managing Director

                                        BLACKSTONE REAL ESTATE HOLDINGS L.P., a
                                        Delaware limited partnership

                                        By: BREA L.L.C., a Delaware limited
                                            liability company, its general
                                            partner

                                            By: /s/ Jonathan D. Gray
                                                --------------------------------
                                                Name:  Jonathan D. Gray
                                                Title: Managing Director

                                        BLACKSTONE REAL ESTATE PARTNERS II L.P., a Delaware limited partnership, its general partner

                                        By: Blackstone Real Estate Associates II
                                            L.P., a Delaware limited
                                            partnership, its general partner

                                            By: Blackstone Real Estate
                                                Management Associates II L.P.,
                                                its general partner

                                                By: BREA II L.L.C., a Delaware
                                                    limited liability company,
                                                    its general partner

                                                By: /s/ Jonathan D. Gray
                                                    ----------------------------
                                                    Name:  Jonathan D. Gray
                                                    Title: Managing Director

                                        BLACKSTONE REAL ESTATE HOLDINGS II L.P., a Delaware limited partnership

                                        By: Blackstone Real Estate Associates II
                                            L.P., a Delaware limited
                                            partnership, its general partner

                                            By: BREA II L.L.C., a Delaware
                                                limited liability company, its
                                                general partner

                                            By: /s/ Jonathan D. Gray
                                                --------------------------------
                                                Name:  Jonathan D. Gray
                                                Title: Managing Director

                                        BLACKSTONE REAL ESTATE PARTNERS II.TE.1
                                        L.P., a Delaware limited partnership

                                        By: Blackstone Real Estate Associates II
                                            L.P., a Delaware limited
                                            partnership, its general partner

                                            By: Blackstone Real Estate
                                                Management Associates II L.P., a
                                                Delaware limited partnership,
                                                its general partner

                                                By: BREA II L.L.C., a Delaware
                                                    limited liability company,
                                                    its general partner

                                                By: /s/ Jonathan D. Gray
                                                    ----------------------------
                                                    Name:  Jonathan D. Gray
                                                    Title: Managing Director

                                        BLACKSTONE REAL ESTATE PARTNERS II.TE.2
                                        L.P., a Delaware limited partnership

                                        By: Blackstone Real Estate Associates II
                                            L.P., a Delaware limited
                                            partnership, its general partner

                                            By: Blackstone Real Estate
                                                Management Associates II L.P., a
                                                Delaware limited partnership,
                                                its general partner

                                                By: BREA II L.L.C., a Delaware
                                                    limited liability company,
                                                    its general partner

                                                By: /s/ Jonathan D. Gray
                                                    ----------------------------
                                                    Name:  Jonathan D. Gray
                                                    Title: Managing Director

                              BLACKSTONE REAL ESTATE PARTNERS
                              II.TE.3 L.P., a Delaware limited partnership

                              By: Blackstone Real Estate Associates II L.P., a
                                  Delaware limited partnership, its general
                                  partner

                                  By: Blackstone Real Estate Management
                                      Associates II L.P., a Delaware limited
                                      partnership, its general partner

                                      By: BREA II L.L.C., a Delaware limited
                                          liability company, its general partner

                                      By: /s/ Jonathan D. Gray
                                         ---------------------------------------
                                         Name:  Jonathan D. Gray
                                         Title: Managing Director

                              BLACKSTONE REAL ESTATE PARTNERS
                              II.TE.4 L.P., a Delaware limited partnership

                              By: Blackstone Real Estate Associates II L.P., a
                                  Delaware limited partnership, its general
                                  partner

                                  By: Blackstone Real Estate Management
                                      Associates II L.P., a Delaware limited
                                      partnership, its general partner

                                      By: BREA II L.L.C., a Delaware limited
                                          liability company, its general partner

                                      By: /s/ Jonathan D. Gray
                                         ---------------------------------------
                                         Name:  Jonathan D. Gray
                                         Title: Managing Director

                              BLACKSTONE REAL ESTATE PARTNERS
                              II.TE.4 L.P., a Delaware limited partnership

                              By: Blackstone Real Estate Associates II L.P., a
                                  Delaware limited partnership, its general
                                  partner

                                  By: Blackstone Real Estate Management
                                      Associates II L.P., a Delaware limited
                                      partnership, its general partner

                                      By: BREA II L.L.C., a Delaware limited
                                          liability company, its general partner

                                      By: /s/ Jonathan D. Gray
                                         ---------------------------------------
                                         Name:  Jonathan D. Gray
                                         Title: Managing Director


                              BRE LOGAN HOTEL, INC., a Delaware corporation

                              By: /s/ Jonathan D. Gray
                                 -----------------------------------------------
                                 Name:  Jonathan D. Gray
                                 Title: Managing Director

                              RTZ Management Corp.

                              By: /s/ Jonathan D. Gray
                                 -----------------------------------------------
                                 Name:  Jonathan D. Gray
                                 Title: Managing Director

                              BRE/Ceriale LLC

                              By: /s/ Jonathan D. Gray
                                 -----------------------------------------------
                                 Name:  Jonathan D. Gray
                                 Title: Managing Director

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

By: Salomon Smith Barney Inc.

By: /s/ Jeff Horowitz
   -------------------------
   Name:  Jeff Horowitz
   Title: Managing Director

                                  SCHEDULE I
                                  ----------

          Underwriter                   Number of Securities to be Purchased
          -----------                   ------------------------------------
          Solomon Smith Barney Inc.     18,200,000



                                 Schedule  I-1

                                  SCHEDULE II
                                  -----------


     Selling Stockholders:                        Number of            Tax ID
     --------------------                         ---------            ------
                                              Securities to be
                                              ----------------
                                                    Sold
                                                    ----
Blackstone Real Estate Partners I L.P.            1,934,258          13-3930073
Blackstone Real Estate Partners Two L.P.            126,834          13-3787414
Blackstone Real Estate Partners Three L.P.        1,230,545          13-3787415
Blackstone Real Estate Partners IV L.P.              38,684          13-3787416
Blackstone RE Capital Partners L.P.                 201,766          13-3794146
Blackstone RE Capital Partners II L.P.               22,146          13-3794148
Blackstone RE Offshore Capital Partners L.P.         38,965          13-3794149
Blackstone Real Estate Holdings L.P.                488,531          13-3789506
Blackstone Real Estate Partners II L.P.           5,489,080          13-3930073
Blackstone Real Estate Holdings II L.P.           1,306,014          13-3916108
Blackstone Real Estate Partners II.TE.1 L.P.      4,990,565          13-3915147
Blackstone Real Estate Partners II.TE.2 L.P.        214,596          13-3915149
Blackstone Real Estate Partners II.TE.3 L.P.      1,025,959          13-3943180
Blackstone Real Estate Partners II.TE.4 L.P.        208,693          13-3943181
Blackstone Real Estate Partners II.TE.5 L.P.        438,980          13-3973673
BRE Logan Hotel, Inc.                                14,362          13-3731847
RTZ Management Corp.                                     14          13-3731847
BRE/Ceriale LLC                                     430,008          13-4037222
                                                 ----------

Total                                            18,200,000
                                                 ==========


          The address of each of the above Selling Stockholders is:
          345 Park Avenue
          New York, New York 10154
          Attn: Jonathan D. Gray

                                Schedule  II-1

                                 SCHEDULE III
                                 ------------

                   FORM OF OPINION OF HOGAN & HARTSON L.L.P.
                   TO BE DELIVERED PURSUANT TO SECTION 6(c)

     (a) The Company has been duly incorporated and is validly existing as a corporation and in good standing, as of the date of the good standing certificate with respect to the Company delivered on the Closing Date, under the laws of the State of Maryland. The Company has the corporate power and corporate authority to own, lease and operate its current properties as described in the Prospectus, to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

     (b) The Partnership is validly existing as a limited partnership and in good standing, as of the date of the good standing certificate with respect to the Partnership delivered on the Closing Date, under the laws of the State of Delaware. The Partnership has the partnership power and partnership authority to own, lease and operate its current properties and conduct its business as described in the Prospectus.

     (c) The Company's Common Stock conforms in all material respects to the description thereof set forth under the caption "Description of Host REIT Capital Stock" contained in the Registration Statement on Form S-4 (No. 333-55807), as amended by Amendment Nos. 1, 2, 3 and 4 thereto (the "Form S-4"), as incorporated by reference into Item 1 of the Registration Statement on Form 8-A filed with the Commission on November 18, 1998, as amended on December 28, 1998 (the "Form 8-A").

     (d) The Shares have been duly authorized by the Company. When issued in accordance with the provisions of the Amended and Restated Agreement of Limited Partnership of the Partnership dated as of December 30, 1998, as amended (the "Partnership Agreement"), and the Contribution Agreement dated as of April 16, 1998 among the Company, the Partnership and certain contributors named therein, as amended (the "Contribution Agreement"), the Shares will be validly issued, fully paid and non-assessable. The form of certificate evidencing the Shares complies in all material respects with the applicable requirements of the Maryland Corporation Law and the Company's charter and bylaws. The issuance of the shares is not subject to any statutory preemptive rights under the Maryland Corporation Law or under the Company's charter and bylaws in favor of any holder of outstanding shares of the Company's Common Stock.

     (e) The execution, delivery and performance on the date of this opinion letter by the Company and the Partnership of the Underwriting Agreement do not
(i) violate, with respect to the Company, the Company's charter and bylaws, or, to our knowledge, any applicable provision of any Maryland statute or regulation covered by this opinion letter or any Maryland administration or court decree that names the Company and is specifically directed to it or any of its property, (ii) violate, with respect to the Partnership, its certificate of limited partnership or the Partnership Agreement, (iii) to our knowledge, violate any applicable provision of any federal statute or regulation covered by this opinion letter (other than with respect to federal

                                Schedule III-1
securities statutes and regulations, certain matters with respect to which are addressed elsewhere herein).

     (f) No approval or consent of, or registration or filing with, any federal government agency or any Maryland or Delaware state government agency is required to be obtained or made by the Company or the Partnership in connection with the execution, delivery and performance on the date of this opinion letter by the Company and the Partnership of the Underwriting Agreement, except such as may be required under federal securities laws (certain matters with respect to which are addressed elsewhere herein) and state securities or "blue sky" laws (as to which we express no opinion).

     (g) The information in the Prospectus under the caption "Risk Factors-- Risks of Ownership of our Common Stock" and "Risk Factors--There are possible adverse consequences of limits on ownership of our common stock," to the extent that such information constitutes matters of law, summaries of the Company's charter or other instruments or agreements, or legal conclusions, has been reviewed by us and is correct in all materials respects.

     (h) The Registration Statement and the Prospectus (except for the documents incorporated or deemed to be incorporated by reference therein, including financial statements and supporting schedules and other financial and statistical data included or incorporated by reference therein, as to which we express no opinion) as of their respective effective or issue dates complied as to form in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the applicable rules and regulations thereunder.

     (i) Neither the Company nor the Partnership is an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

     (j) The Company was organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust under the Code, effective for its taxable years ended December 31, 1999 and December 31, 2000, and the Company's current organization and intended method of operation will enable it to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code for taxable year 2001 and thereafter.

     (k) The Leases (as defined below) will be respected as leases for federal income tax purposes.

     (l) Each of the discussions in the Prospectus Supplement dated May 29, 2001 relating to the Securities under the headings "Risk Factors - Federal income tax risks" and "Material Federal Income Tax Consequences," to the extent that it describes provisions of federal income tax law, is correct in all material respects.

     During the course of the preparation of the Registration Statement and the Prospectus, we participated in conferences with officers and other representatives of the Company, with representatives of the independent public accountants of the Company and with you and your representatives. The Company has prepared and filed the documents incorporated by reference into the Registration Statement and the Prospectus without our involvement. While we have not undertaken to determine independently, and we do not assume any responsibility for, the

                                Schedule III-2
accuracy, completeness, or fairness of the statements in the Registration Statement or Prospectus (except as set forth in paragraphs (c), (g) and (l) above), we may state on the basis of these conferences and our activities as counsel to the Company in connection with the Registration Statement that no facts have come to our attention which cause us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of May 29, 2001 or as of the date of this opinion letter, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that in making the foregoing statements (which shall not constitute an
-------- ----
opinion), we are not expressing any views as to the financial statements and supporting schedules and other financial and statistical information and data included or incorporated by reference in or omitted from the Registration Statement or the Prospectus.

     Such opinion letter shall define the term "Leases" in substantially the same manner as in the opinion letter from Hogan & Hartson LLP to the Underwriter dated February 7, 2001.

     The matters set forth in (j) through (l) above may be covered in a separate legal opinion.

                                Schedule III-3

                                                                       EXHIBIT A

                           Host Marriott Corporation
                        Public Offering of Common Stock

                                                                    May 29, 2001

Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

     This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), among Host Marriott Corporation, a Maryland corporation (the "Company"), Host Marriott, L.P., the Selling Stockholders named therein and you, relating to an underwritten public offering of Common Stock, $.01 par value (the "Common Stock"), of the Company.

     In order to induce you to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 30 days after the date of the Underwriting Agreement, other than shares of Common Stock disposed of as bona fide gifts approved by Salomon Smith Barney Inc.

     If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                                        Yours very truly,

                                        ________________________________________
                                                    (Name of Seller)

                                        By:_____________________________________
                                           Name:
                                           Title:

                                      A-2